UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

June 8, 2006 (June 5, 2006)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by JDS Uniphase Corporation (the “Company”) on June 5, 2006 to correct an inadvertent clerical error relating to the conformed signature. The Company maintains the original manual signature at its offices.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2006, the Company sold an additional $50 million aggregate principal amount of 1.00% Senior Convertible Notes due 2026 (the “Additional Notes”) to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933, as amended. The Additional Notes were issued upon the exercise by the initial purchasers of an over-allotment option granted by the Company. The Company previously issued $375 million aggregate principal amount of 1.00% Senior Convertible Notes due 2026 on May 17, 2006 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The issuance of the Additional Notes brings the total aggregate principal amount of Notes outstanding to $425 million.

The Notes were issued pursuant to an Indenture, dated as of May 17, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The descriptions of the terms of the Indenture and Notes in this Item 2.03 are qualified in their entirety by reference to Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K.

The Notes bear interest at a rate of 1.00% per year. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2006. The Notes mature on May 15, 2026. The Notes are the Company’s senior unsecured obligations, will rank equal in right of payment with our other senior unsecured debt and senior to all our future subordinated debt.

Holders may convert the Notes into cash and shares of the Company’s common stock, if any, based on a conversion rate of 264.0264 per share of common stock, subject to adjustment, prior to stated maturity under the following circumstances: (1) if the closing price of the common stock reaches, or the trading price of the notes falls below, specified thresholds; (2) if the Notes have been called for redemption; (3) upon the occurrence of specified corporate transactions; or (4) during the ten trading days prior to, but not on, the maturity date.

Holders may require the Company to purchase all or a portion of the Notes on each of May 15, 2013, May 15, 2016 and May 15, 2021 at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. In addition, upon certain fundamental changes, holders may require the Company to purchase for cash the Notes at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. The Company may not redeem the notes before May 20, 2013. On or after that date, the Company may redeem all or part of the notes for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated May 17, 2006, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of common stock issuable upon conversion of the Notes. The description of the terms of the Registration Rights Agreement in this Item 2.03 is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 2.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated May 17, 2006, among JDS Uniphase Corporation and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 19, 2006)

4.2	Form of Global Note representing the JDS Uniphase Corporation 1.00% Senior Convertible Notes due 2026 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on June 5, 2006)

10.1	Registration Rights Agreement, dated May 17, 2006, among JDS Uniphase Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 19, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President and General Counsel

June	8, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated May 17, 2006, among JDS Uniphase Corporation and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on May 19, 2006)

4.2	Form of Global Note representing the JDS Uniphase Corporation 1.00% Senior Convertible Notes due 2026 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on June 5, 2006)

10.1	Registration Rights Agreement, dated May 17, 2006, among JDS Uniphase Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 19, 2006)